Exhibit 10.8

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”), dated July 14, 2020 is by and between BioForce Nanosciences Holdings, Inc. (“BFNH”), a Nevada Corporation and Element Global, Inc., a Utah Corporation (ELGL) (BFNH and ELGL may individually referred to hereinafter as “Party” collectively referred to hereinafter as the “Parties”). This MOU sets forth the general terms and conditions for a merger, to which the BFNH and the ELGL have jointly agreed.

A.ELEMENT GLOBAL, INC. (ELGL) has specific assets and subsidiaries;

B. ELGL (Seller) desires to sell the itself and its Assets and its subsidiaries, and BFNH (Buyer) desires to purchase all of the Assets from or controlled by ELGL, and fully take control from ELGL and its subsidiaries and conduct business activities with the  ELGL Assets

This MOU contemplates the proposed transaction (the “Transaction”) between the Parties that provides for BFNH to acquire all of the Assets controlled by ELGL. The general understating of the terms and conditions of the Transaction are set forth herein.

AGREEMENT

The following shall constitute an expression of the mutual intent of the Parties hereto and is contingent upon the successful negotiation, execution, and delivery of necessary documentations to hopefully proceed with a definitive agreement between BFNH and the ELGL which would set-forth in details the terms and conditions of the proposed transactions and agreements (the “Definitive Agreements”).

1. Understanding

1.1 Transaction.  BFNH desires to acquire 100% of the Assets, Company and subsidiaries that are owned by ELGL and ELGL desires to sell those Assets, Company, and subsidiaries. The Parties contemplate that the principal terms and conditions of the Transaction shall be as follows:

(a) Terms:     Within 90 business days of signing this Agreement, BFNH and ELGL expects to enter into a Definitive Binding Agreement which will specifically outline the terms of the sale.

1.2 Conditions to Consummation of the Transaction.  The obligations of BFNH, with respect to the Transaction, shall be subject to the satisfaction of the conditions customary to transactions of this type, including without limitation: (a) confirmation that the representations and warranties of ELGL are true and accurate in all respects affecting the transaction; and, (b) satisfactory completion of due diligence by BFNH.

1.3 Access to Relevant Documents and Properties. ELGL shall give BFNH and its representative’s full access to any personnel and all properties, documents, books, records and operations relating to the ELGL within a reasonable amount of time from the date of any such request, but in each such case within ten (10) business days from the date of request. All such requests for access under this Section shall be delivered via email to an authorized agent or via facsimile to ELGL by BFNH.

2.  Agreement

2.1 Transaction.  The undersigned agree to the terms of the Transaction as set forth above and each agree to cooperate in the negotiation, preparation of such possible Definitive Agreements, and other necessary documentation contemplated by the Transaction and agree to execute any and all documents consistent with the above terms to facilitate the consummation of such Transaction on or before Oct 13, 2020.

3. Costs and Expenses

All costs and expenses incurred by BFNH or ELGL in connection with the continued negotiation of the Transaction shall be borne individually of the parties.

4. Exclusive Negotiating Rights

In order to induce Company to commit the resources, forego other potential opportunities, and incur the legal, accounting and incidental expenses necessary properly to evaluate the transaction, described above, and to negotiate the terms of, and consummate, the Transaction contemplated hereby, ELGL agrees that up to October 13, 2020, ELGL, or its affiliates and their respective officers, directors, employees and agents shall not initiate, solicit, encourage, directly or indirectly, or accept any offer or proposal, regarding the possible acquisition by any person other than BFNH, including, without limitation, by way of a purchase of shares, purchase of assets or merger, of all or any substantial part of its equity securities or assets, and shall not (other than in the ordinary course of business as heretofore conducted) provide any confidential information regarding the ELGL’s Assets or business to any person other than BFNH and its duly appointed representatives.

5. Termination

Termination of negotiations by Company prior to any execution and delivery of a Definitive Agreements shall be without liability and no Party hereto shall be entitled to any form of relief whatsoever, including without limitation, injunctive relief or damages. Termination by ELGL can only be made if BFNH fails to perform under this MOU and after a ten (10) day notice period has not been remedied.

6. Governing Law

This MOU shall be governed by and construed in accordance with the laws of Virginia applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

7. Confidentiality.

Except as provided herein, the existence and the terms of this MOU, Parties shall be maintained in confidence by the Parties hereto and their respective officers, directors and employees. Except as compelled to be disclosed by judicial or administrative process or by other requirements of law, legal process, rule or regulation (including to the extent required in connection with any filings made by the Parties or their controlling affiliates with the Securities and Exchange Commission) all public announcements, notices or other communications regarding such matters to third parties, including without limitation any disclosure regarding the transactions contemplated hereby, shall require the prior approval of all Parties hereto.

8. Amendment.

Any amendment(s) to this MOU shall be in writing and signed by all Parties hereto.

9. Miscellaneous.

9.1 Authority.  The execution, delivery and performance by ELGL of this MOU (a) has been duly authorized by all requisite corporate and, if required, stockholder action on the part of ELGL (b) and this MOU will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of ELGL, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which ELGL is a party or by which it or any of the Assets is or may be bound, (ii) result in the creation or imposition of any Lien upon or with respect to ELGL’s Assets,  and assets of its subsidiaries.

9.2 indemnity.

(a) ELGL and BFNH shall each indemnify each other, and the other Party’s directors, officers, partners, employees and agents (each such Person being called an “Indemnity”) against, and to hold each Indemnity harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counselfees, charges and disbursements, incurred by or asserted against any Indemnities arising out of in any way connected with, or as a result of (i) the execution or delivery of this MOU or any agreement or instrument contemplated hereby, the performance by the Parties thereto of their respective obligations hereunder or the consummation of the Definitive Agreements and the other transactions contemplated thereby, and (ii) any claim, litigation investigation or proceeding relating to any of the foregoing, whether or not any Indemnity is a party thereto.

(b) The provisions of this Section 9.2 shall remain operative and in full force and effect regardless of the expiration of the term of this MOU the consummation of the transactions contemplated hereby, the invalidity or unenforceability of any term or provision of this MOU, or any investigation made by or on behalf of BFNH.

9.3 Agreement to Perform Necessary Acts.  BFNH and ELGL agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions and intent of this MOU; if, not, the Section 5 above takes precedence.

10. Counterparts and/or Facsimile Signature.

This MOU may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract and shall become effective. Delivery of an executed signature page to this Agreement by facsimile transmission or email correspondence shall be as effective as delivery of a manually signed counterpart of this Agreement.

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand and seal the day indicated.

BioForce NanoSciences Holdings, Inc.

/s/

____________________________

Richard Kaiser- Director/ CFO

Date July 14, 2020

Element Global, Inc.

/s/

__________________________________

Merle Ferguson-Chairman/ President

Date: July 14, 2020